FIRST AMENDMENT TO REVOLVING LOAN agreement
AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 15th day of January, 2013, by and among PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), PHILLIPS EDISON –ARC SHOPPING CENTER REIT INC., a Maryland corporation (“REIT”), PHILLIPS EDISON SHOPPING CENTER OP GP LLC, a Delaware limited liability company (“General Partner”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT, General Partner and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and KeyBank entered into that certain Revolving Loan Agreement dated as of December 21, 2012 (the “Credit Agreement”); and

WHEREAS, Borrower has requested that the amount of the credit facility provided under the Credit Agreement be increased; and

WHEREAS, the Administrative Agent and the Lenders have agreed to such increase subject to the execution and delivery by Borrower and Guarantors of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.                  Definitions.  All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

2.                  Modification of the Credit Agreement.  Borrower, the Lenders and Administrative Agent do hereby modify and amend the Credit Agreement as follows:

(a)    By deleting in their entirety the definitions of “Adjusted Mortgaged Property NOI”, “Borrowing Base Acquisition Value Limit”, “Commitment Amount”, “Letter of Credit Sublimit”, “Revolving Credit Loans” and “Swing Loan Commitment” appearing in Section 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Adjusted Mortgaged Property NOI” shall mean Property NOI for the immediately preceding four (4) fiscal quarters, net of capital expenditure reserves of $0.15 per square foot, for Real Estate Assets which are Mortgaged Properties.  For the purposes of calculation of Adjusted Mortgaged Property NOI for any

Mortgaged Property not owned and operated by the Borrower or a Subsidiary Guarantor for four (4) full fiscal quarters and with respect to which there is an Appraisal approved by Administrative Agent, the Adjusted Mortgaged Property NOI shall be calculated using the net operating income for the first (1st) four (4) fiscal quarters of Borrower’s or such Subsidiary Guarantor’s ownership of such asset as set forth in the Appraisal for such Mortgaged Property approved by Administrative Agent, net of capital expenditure reserves of $0.15 per square foot for such Mortgaged Property.

“Borrowing Base Acquisition Value Limit” means for Eligible Real Estate owned by a Subsidiary Guarantor included in the Borrowing Base, which Eligible Real Estate is not subject to a Mortgage but as to which all of the Equity Interests of Borrower, directly or indirectly, in such Subsidiary Guarantor have been pledged pursuant to the Pledge Agreement and as to which the Borrower or such Subsidiary Guarantor is not yet required pursuant to subsection (y) of Schedule 12.3 to deliver to Administrative Agent a Mortgage and the other items described in subsection (y) of Schedule 12.3 (each such property is referred to in this definition as a “Pledged Property”), the amount which is fifty-five percent (55%) of the sum of the Acquisition Value of each such Pledged Property; provided that in no event shall the Borrowing Base Acquisition Value Limit at any time exceed an amount equal to twenty-five percent (25%) of the sum of (1) the aggregate Appraised Values of each Mortgaged Property subject to a Mortgage as most recently determined under this Agreement plus (2) the aggregate Acquisition Value of the Pledged Properties.

“Commitment Amount” means the amount set forth as such for each Lender on Schedule 1.1  hereof, which in the aggregate as of January 15, 2013 equals $88,000,000.00.  The Commitment Amount may be increased as provided in Section 2.14.

“Letter of Credit Sublimit” means the sum of $8,800,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

“Revolving Credit Loan or Loans” means an individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of $88,000,000.00 (subject to increase as provided in Section 2.14) to be made by the Lenders hereunder as more particularly described in Section 2.1.  Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to Section 2.6(f).

“Swing Loan Commitment” means the sum of $8,800,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

(b)   By deleting in its entirety Schedule 1.1 attached to the Credit Agreement, and inserting in lieu thereof Schedule 1.1  attached hereto; and

(c)    Any references to Notes in the Security Documents attached to the Credit Agreement as Exhibits shall be deemed to be conformed to refer to the Notes issued under the Credit Agreement, as amended by this Amendment.

(d)   The form of covenant compliance worksheet attached to the Compliance Certificate shall be deleted and Schedule 2  to this Amendment shall be inserted in lieu thereof.

3.      Amendment of Cash Collateral Agreement.  Borrower, Subsidiary Guarantors and Administrative Agent do hereby modify and amend the Cash Collateral Agreement by deleting in its entirety the first (1st) “WHEREAS” clause, appearing on page 1 thereof, and inserting in lieu thereof the following:

“WHEREAS, pursuant to that certain Revolving Loan Agreement dated December 21, 2012 by and among Borrower, KeyBank, the Lenders from time to time party thereto and Agent (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, increased, modified or restated, the “Loan Agreement”), the Lenders have agreed to provide a revolving credit facility to Borrower in the amount of $88,000,000.00, increasable to $250,000,000.00 as provided in the Loan Agreement (the “Loans”), which Loans are evidenced by those certain Notes made by Borrower to the order of the Lenders (such Notes, and any other note as may be issued under the Loan Agreement, as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, hereinafter referred to collectively as the “Note”); and”

Amendment of Indemnity Agreement.  Borrower, Guarantors and the Administrative Agent do hereby modify and amend the Indemnity Agreement by deleting in their entirety the first (1st) and third (3rd) “WHEREAS” paragraphs of the Indemnity Agreement, appearing on pages 1 and 2 thereof, and inserting in lieu thereof the following:

4.      “WHEREAS, the Borrower and Additional Guarantors are the owners or lessees with respect to “Mortgaged Properties” more particularly described in the Credit Agreement, and the “Land” shall include the real property described therein (the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the “Property”);

WHEREAS, the Lenders have agreed to provide to Borrower a revolving credit loan facility in the amount of up to $88,000,000.00 pursuant to the Credit Agreement, which facility may be increased to up to $250,000,000.00 pursuant to Section 2.14 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Promissory Notes made by Borrower to the order of the Lenders in the aggregate principal face amount of $88,000,000.00 and that certain Swing Loan Note made by Borrower to the order of KeyBank in the amount of the Swing Loan Commitment (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”) and secured by, among other things, the Mortgages on the Property;”

5.                  Amendment of Guaranty.  Administrative Agent and Guarantors do hereby modify and amend each Guaranty to which such Guarantor is a party as follows:

(a)                   By deleting in its entirety Recital A of the Guaranty, appearing on page 1 thereof, and inserting in lieu thereof the following:

“A.    Pursuant to the terms of that certain Revolving Loan Agreement between Phillips Edison- ARC Shopping Center Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Administrative Agent and the Lenders now or hereafter a party thereto dated December 21, 2012 (the “Loan Agreement”), the Lenders have agreed to make a revolving loan and other financial accommodations to the Borrower in the principal sum of EIGHTY EIGHT MILLION AND 00/100 DOLLARS ($88,000,000.00), increasable to TWO HUNDRED FIFTY MILLION AND 00/100 DOLLARS ($250,000,000.00) as provided in the Loan Agreement (the “Facility”) for the purposes specified in the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.”

(b)                    By deleting in its entirety Section 1(a) of each Guaranty, and inserting in lieu thereof the following:

“(a)   the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Promissory Notes made by the Borrower to the order of the Lenders in the aggregate principal face amount of Eighty Eight Million and No/100 Dollars ($88,000,000.00), the Swing Loan Note made by the Borrower to the order of the Swing Loan Lender in the principal face amount of Eight Million Eight Hundred Thousand and No/100 Dollars ($8,800,000.00), together with interest as provided in such Notes and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”

6.                  Commitments.

(a)                Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Commitment Amount shall be the amount set forth on Schedule 1.1 attached hereto.  In connection with the increase, Bank of America, N.A. (the “New Lender”) shall be issued a Revolving Promissory Note in the principal face amount of its Commitment Amount, which will be a “Revolving Promissory Note” under the Credit Agreement, and New Lender shall be a Lender under the Credit Agreement.  KeyBank shall be issued a replacement Revolving Promissory Note in the amount of its Commitment Amount, and KeyBank will promptly return to Borrower its existing Revolving Promissory Note in the principal face amount of $40,000,000.00 marked “Replaced”.

(b)               Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the Swing Loan Commitment shall be increased from $4,000,000.00 to $8,800,000.00.  In connection with the increase of the Swing Loan Commitment, KeyBank shall be issued a replacement Swing Loan Note in the principal face amount of $8,800,000.00 (the “Replacement Swing Loan Note”), and upon acceptance of the Replacement Swing Loan Note by KeyBank it will be the “Swing Loan Note” under the Credit Agreement.  KeyBank will promptly return to Borrower the existing Swing Loan Note in the principal face amount of $4,000,000.00 marked “Replaced”.

(c)                By its signature below, New Lender, subject to the terms and conditions hereof, hereby agrees to perform all obligations with respect to its respective Commitment Amount and otherwise under the Credit Agreement as if New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment Amount, as set forth above, equal to its respective Commitment Amount, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Commitment Amount as required by the Credit Agreement, the obligation to pay amounts due in respect of Swing Loans as set forth in the Credit Agreement, the obligation to pay amounts due in respect of draws under Letters of Credit as required under the Credit Agreement, and in any case the obligation to indemnify the Administrative Agent as provided therein.  Without limiting the foregoing, New Lender makes and confirms to the Administrative Agent and the other Lenders all of the representations, warranties and covenants of a Lender under Article 11 of the Credit Agreement.  Further, New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or on any affiliate or subsidiary thereof or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement.  Except as expressly provided in the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide any New Lender with any credit or other information with respect to the Borrower or Guarantors or to notify any New Lender of any Potential Default or Default.  No New Lender has relied on the Administrative Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.  New Lender (i) represents and warrants as to itself that it is legally authorized to, and has full power and authority to, enter into this agreement and perform its obligations under this agreement; (2) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this agreement; (3) agrees that it has and will, independently and without reliance upon any Lender or the Administrative Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Revolving Credit Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the Collateral and other assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (4) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; and (5) agrees that, by this agreement, it has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  New Lender acknowledges and confirms that its address for notices is as set forth on the signature pages hereto.

(d)               On the effective date of this Amendment the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Lender shall be equal to such Lender’s Pro Rata Share of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  Each of those Lenders whose Pro Rata Share is increasing shall advance the funds to the Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Pro Rata Share is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.

7.                  References to Amended Documents.  All references in the Loan Documents to the Credit Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty or any other Loan Document amended in connection with this Amendment shall be deemed a reference to the Credit Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty and such other Loan Documents as modified and amended herein or therein.  Any references in the Fee Letter to the amount of the Loans shall be deemed to be a reference to Loans of up to $88,000,000.00, increasable to up to $250,000,000.00.

8.                  Acknowledgment of Borrower and Guarantors.  Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein or in connection with this Amendment, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.

9.                  Representations and Warranties.  Borrower and Guarantors represent and warrant to Administrative Agent and the Lenders as follows:

(a)                Authorization.  The execution, delivery and performance of this Amendment and any other documents in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantors or any of their respective properties or to which any of the Borrower or Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantors.

(b)               Enforceability.  The execution and delivery of this Amendment and any other documents in connection herewith are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)                Approvals.  The execution, delivery and performance of this Amendment and any other documents in connection herewith and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)               Reaffirmation.  Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

10.              No Default.  By execution hereof, the Borrower and Guarantors certify that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Potential Default has occurred and is continuing.

11.              Waiver of Claims.  Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Administrative Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

12.              Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty and any other Loan Documents amended in connection herewith remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein and therein.  Guarantors hereby consent to the terms of this Amendment and ratify each Guaranty.  Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.

13.              Effective Date.  This Amendment shall be deemed effective and in full force and effect as of the date hereof upon the satisfaction of the following conditions:

(a)                the execution and delivery of this Amendment by Borrower, Guarantor, Administrative Agent and all of the Lenders;

(b)               An opinion of counsel to the Borrower and the Guarantors addressed to the Administrative Agent and the Lenders covering such matters as the Administrative Agent may reasonably request;

(c)                A Revolving Promissory Note duly executed by the Borrower in favor of New Lender and KeyBank in the amount set forth next to such Lender’s name on Schedule 1.1 attached hereto;

(d)               A Swing Loan Note duly executed by the Borrower in favor of KeyBank in the amount of the new Swing Loan Commitment;

(e)                Evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment; and

(f)                Such other resolutions, certificates, documents, instruments and agreements as the Administrative Agent may reasonably request.

The Borrower will pay the reasonable fees and expenses of Administrative Agent in connection with this Amendment.

14.              Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

15.              Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

16.              Titled Agents.  Bank of America, N.A. shall be the syndication agent.

17.              MISCELLANEOUS.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

[Signatures Begin On Next Page]

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

PHILLIPS EDISON ARC – SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:      PHILLIPS EDISON SHOPPING
CENTER OP GP LLC, a Delaware limited
liability company, its General Partner

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

REIT:

PHILLIPS EDISON ARC – SHOPPING CENTER REIT INC., a Maryland corporation

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

GENERAL PARTNER:

PHILLIPS EDISON SHOPPING CENTER OP GP LLC, a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

 [Signatures Continued On Next Page]

SUBSIDIARY GUARANTORS:

HERON CREEK STATION LLC, a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

QUARTZ HILL STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

VILLAGE ONE STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

HILFIKER STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

 [Signatures Continued On Next Page]

BUTLER CREEK STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

FAIRVIEW OAKS STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

GRASSLAND CROSSING STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

HAMILTON RIDGE STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

MABLETON CROSSING STATION LLC,
a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

WESTRIDGE STATION LLC, a Delaware limited liability company

By:   /s/ Richard J. Smith_______________
        Richard J. Smith, Vice President

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Administrative Agent

By:  /s/ Michael P. Szuba_____________________
Name:   Michael P. Szuba_____________________
Title:   Vice President  _______________________

BANK OF AMERICA, N.A.

By:  /s/ Jeffrey D. Cartwright__________________
Name:   Jeffrey D. Cartwright__________________
Title:    Vice President________________________

Address:

30 South Meridian Street, Suite 800
Indianapolis, Indiana  46204
Attention:  Jeffrey D. Cartwright

SCHEDULE 1.1

PRO RATA SHARES

Schedule 1.1 to REVOLVING  LOAN AGREEMENT between (i) PHILLIPS EDISON – ARC SHOPPING CENTER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as “Borrower”, (ii) KEYBANK NATIONAL ASSOCIATION, as “Administrative Agent”, and (iii) various Lenders, dated as of December 21, 2012.

Lender	Commitment Amount	Pro Rata Share
KEYBANK NATIONAL ASSOCIATION	$48,000,000.00	54.545455%
BANK OF AMERICA, N.A.	$40,000,000.00	45.454545%

TOTALS	$88,000,000.00	100%

(Percentages may not total 100% due to rounding)

SCHEDULE 2

(See attached)